Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter Ended June 30, 2020

NEW YORK--(BUSINESS WIRE)--July 30, 2020--Ladder Capital Corp (NYSE: LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended June 30, 2020. GAAP loss before taxes for the three months ended June 30, 2020 was $5.7 million, and diluted loss per share was $0.04. Core earnings was $12.8 million, or $0.12 of core EPS. After-tax GAAP return on average equity was (1.2)% and after-tax core return on average equity was 4.0%.

“In the second quarter, we met our goal of strengthening our balance sheet. We accomplished this by reducing our debt by $727.5 million and finishing the quarter with $826.1 million in cash,” said Brian Harris, Ladder’s Chief Executive Officer. “We believe we are now well-positioned to take advantage of the opportunities that are beginning to present themselves.”

Supplemental

The Company issued a supplemental presentation detailing its second quarter 2020 operating results, which can be viewed at http://ir.laddercapital.com/.

Conference Call and Webcast

We will host a conference call on Thursday, July 30, 2020 at 5:00 p.m. Eastern Time to discuss second quarter 2020 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, July 30, 2020 through midnight Thursday, August 13, 2020. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13706742. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

About Ladder

Ladder Capital Corp is an internally-managed commercial real estate investment trust with over $6 billion of assets. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) investing in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) owning and operating commercial real estate, including net leased commercial properties.

Founded in 2008, and led by Brian Harris, the Company’s Chief Executive Officer, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Members of Ladder’s management and board of directors are highly aligned with the Company’s investors, owning over 10% of the Company’s equity.

Forward-Looking Statements & Coronavirus Risk

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results, including the impact of the COVID-19 pandemic on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended March 31, 2020, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)

	June 30, 2020(1)	December 31, 2019(1)
	(Unaudited)
Assets
Cash and cash equivalents	$826,059	$58,171
Restricted cash	47,945	297,575
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries	2,955,084	3,257,036
Allowance for loan losses	(49,102)	(20,500)
Mortgage loan receivables held for sale	85,977	122,325
Real estate securities	1,506,713	1,721,305
Real estate and related lease intangibles, net	1,042,210	1,048,081
Investments in and advances to unconsolidated joint ventures	48,919	48,433
FHLB stock	61,619	61,619
Derivative instruments	380	693
Accrued interest receivable	18,783	21,066
Other assets	64,963	53,348
Total assets	$6,609,550	$6,669,152
Liabilities and Equity
Liabilities
Debt obligations, net	$4,953,514	$4,859,873
Dividends payable	23,583	38,696
Accrued expenses	55,616	72,397
Other liabilities	68,457	59,209
Total liabilities	5,101,170	5,030,175
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 117,473,057 and 110,693,832 shares issued and 115,015,738 and 107,509,563 shares outstanding	116	108
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 5,379,708 and 12,158,933 shares issued and outstanding	5	12
Additional paid-in capital	1,649,170	1,532,384
Treasury stock, 2,457,319 and 3,184,269 shares, at cost	(53,619)	(42,699)
Retained earnings (dividends in excess of earnings)	(120,082)	(35,746)
Accumulated other comprehensive income (loss)	(45,080)	4,218
Total shareholders’ equity	1,430,510	1,458,277
Noncontrolling interest in operating partnership	70,968	172,054
Noncontrolling interest in consolidated joint ventures	6,902	8,646
Total equity	1,508,380	1,638,977

Total liabilities and equity	$6,609,550	$6,669,152

(1)	Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net interest income
Interest income	$62,096	$85,322	$134,686	$171,789
Interest expense	68,425	52,369	119,827	103,618
Net interest income	(6,329)	32,953	14,859	68,171
Provision for/(release of) loan loss reserves	(729)	300	25,852	600
Net interest income (expense) after provision for loan losses	(5,600)	32,653	(10,993)	67,571

Other income (loss)
Operating lease income	23,773	27,780	50,101	56,701
Sale of loans, net	(744)	20,264	261	27,342
Realized gain (loss) on securities	(14,798)	4,464	(11,787)	7,329
Unrealized gain (loss) on equity securities	401	(990)	(132)	1,088
Unrealized gain (loss) on Agency interest-only securities	98	11	174	22
Realized gain (loss) on sale of real estate, net	(1)	(1,124)	10,528	(1,119)
Impairment of real estate	—	—	—	(1,350)
Fee and other income	3,505	7,196	5,024	11,882
Net result from derivative transactions	(813)	(15,457)	(16,248)	(26,491)
Earnings (loss) from investment in unconsolidated joint ventures	471	1,564	912	2,522
Gain (loss) on extinguishment/defeasance of debt	19,017	—	21,077	(1,070)
Total other income (loss)	30,909	43,708	59,910	76,856
Costs and expenses
Salaries and employee benefits	7,001	14,907	24,023	38,481
Operating expenses	6,224	6,012	12,018	11,413
Real estate operating expenses	6,034	6,032	13,981	11,506
Fee expense	1,977	1,183	3,415	2,895
Depreciation and amortization	9,816	9,935	19,825	20,162
Total costs and expenses	31,052	38,069	73,262	84,457
Income (loss) before taxes	(5,743)	38,292	(24,345)	59,970
Income tax expense (benefit)	(550)	2,219	(5,091)	(634)
Net income (loss)	(5,193)	36,073	(19,254)	60,604
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	250	307	(1,269)	754
Net (income) loss attributable to noncontrolling interest in operating partnership	754	(4,136)	605	(6,939)
Net income (loss) attributable to Class A common shareholders	$(4,189)	$32,244	$(19,918)	$54,419

Earnings per share:
Basic	$(0.04)	$0.31	$(0.19)	$0.52
Diluted	$(0.04)	$0.30	$(0.19)	$0.51

Weighted average shares outstanding:
Basic	106,809,987	105,511,385	106,569,892	104,888,925
Diluted	106,809,987	105,892,420	106,569,892	105,742,589

Dividends per share of Class A common stock	$0.200	$0.340	$0.540	$0.680

Non-GAAP Financial Measures

We present core earnings, core EPS, and after-tax core return on average equity (“after-tax core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe core earnings, core EPS and after-tax core ROAE assist investors in comparing our performance across reporting periods on a more relevant and consistent basis by excluding certain non-cash expenses and unrecognized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. In addition, we use core earnings, core EPS and after-tax core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. Core earnings is also used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We define core earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures, (iv) economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods, (v) adjustment for CECL reserves, (vi) non-cash stock-based compensation, and (vii) certain transactional items.

Core EPS is defined as after-tax core earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in core earnings and after-tax core earnings.

Our results of operations were significantly impacted by the actions we took to generate liquidity and pay down mark-to-market debt in direct response to the unfavorable market conditions that occurred near the onset of the COVID-19 pandemic. The actions taken by management had multiple impacts on core earnings, core EPS and after-tax core ROAE for the three months ended June 30, 2020. Management believes the actions taken were prompted by the unusual market conditions and therefore outside of Ladder’s core operations. Management believes adjusting for certain transactional charges/gains related to the impact of COVID-19 on its performance measures provides a more useful guide to assess the ongoing core operations of the Company.

Set forth below is an unaudited reconciliation of net income to after-tax core earnings, and an unaudited computation of core EPS (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income (loss)	$(5,193)	$36,073	$(19,254)	$60,604
Income tax expense (benefit)	(550)	2,219	(5,091)	(634)
Income (loss) before taxes	(5,743)	38,292	(24,345)	59,970
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures (GAAP)(1)	246	299	(1,276)	738
Our share of real estate depreciation, amortization and gain adjustments(2)(3)	8,875	6,590	10,248	12,257
Adjustments for unrecognized derivative results(4)	(8,630)	2,187	8,959	11,302
Unrealized (gain) loss on fair value securities	(1,649)	861	(137)	(1,227)
Adjustment for economic gain on loan sales not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	189	(645)	(45)	(648)
Adjustment for CECL reserves	(729)	—	17,852	—
Non-cash stock-based compensation	3,272	3,371	15,431	15,465
Transactional adjustments (response to COVID- 19)(5)	16,939	—	16,939	—
Core earnings	12,770	50,955	43,626	97,857
Core estimated corporate tax benefit (expense)(6)	2,044	22	2,334	316
After-tax core earnings	$14,814	$50,977	$45,960	$98,173
Adjusted weighted average diluted shares outstanding(7)	118,895	118,565	119,211	118,678
Core EPS	$0.12	$0.43	$0.39	$0.83
(1)

Includes $4 thousand and $7 thousand of net income which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three and six months ended June 30, 2020, respectively. Includes $8 thousand and $16 thousand of net income which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three and six months ended June 30, 2019, respectively.

(2)

The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Total GAAP depreciation and amortization	$9,816	$9,935	$19,825	$20,162
Less: Depreciation and amortization related to non-rental property fixed assets	(25)	(25)	(50)	(49)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(349)	(1,070)	(941)	(1,976)
Our share of real estate depreciation and amortization	9,442	8,840	18,834	18,137

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(40)	(1,935)	(9,679)	(5,421)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	—	42	2,147	42
Our share of accumulated depreciation and amortization on real estate sold	(40)	(1,893)	(7,532)	(5,379)

Less: Operating lease income on above/below market lease intangible amortization	(527)	(357)	(1,054)	(501)

Our share of real estate depreciation, amortization and gain adjustments	$8,875	$6,590	$10,248	$12,257

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of core earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in core earnings ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

GAAP realized gain (loss) on sale of real estate, net	$(1)	$(1,124)	$10,528	$(1,119)
Adjusted gain/loss on sale of real estate for purposes of core earnings	41	3,017	(2,996)	6,498
Our share of accumulated depreciation and amortization on real estate sold	$40	$1,893	$7,532	$5,379
(3)

For the three months ended March 31, 2019, the Company recognized $5.7 million of operating lease income from prepayment of a lease, a $1.1 million loss on extinguishment of debt and a $1.4 million impairment of real estate related to a single-tenant two-story office building in Wayne, NJ. This property was sold on May 1, 2019. For core earnings, the Company recognized the net impact of these events in the period the sale was realized. Accordingly, the $3.3 million net impact of the income and losses discussed above were excluded from core earnings for the three months ended March 31, 2019 and are included in core earnings for the three and six months ended June 30, 2019.

(4)

The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net results from derivative transactions	$(813)	$(15,457)	$(16,248)	$(26,491)
Hedging interest expense	(843)	1,640	(311)	1,491
Hedging realized result	10,286	11,630	7,600	13,698
Adjustments for unrecognized derivative results	$8,630	$(2,187)	$(8,959)	$(11,302)
(5)

The impact from COVID-19 included adjustments related to the unusual market conditions and actions taken by management including: (a) $6.7 million of losses from sales of performing first mortgage loans included in sale of loans, net, (b) $15.4 million of losses from sales of CMBS, (c) $3.7 million of losses from conduit loan sales, (d) $6.5 million of prepayment penalties related to paydowns of mark-to-market debt included in interest expense, (e) $2.1 million of professional fee expenses included in operating expenses and (f) $0.2 million of severance costs included in salaries and employee benefits. The $34.5 million total of the preceding amounts was partially offset by (g) $19.0 million of gains from the repurchase of and extinguishment of unsecured corporate bond debt at a discount from par net of (h) $1.5 million of accelerated premium amortization included in interest expense. Set forth below is a reconciliation of certain of the above COVID-19 losses to the most comparable GAAP financial measure ($ in thousands):

Three and six months ended
June 30, 2020
(b) Losses from sales of CMBS
Loss on sale of securities - COVID-19 related	$(14,670)
Hedge (loss) related to sale of securities, included in net results from derivative transactions	(698)
Losses from sales of CMBS	$(15,368)

(c) Losses from conduit loan sales
Income from sales of loans, net - COVID-19 related	$(1,680)
Hedge (loss) related to sales of loans, included in net results from derivative transactions	(1,994)
Losses from conduit loan sales	$(3,674)
(6)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to core earnings generated by the activity within our taxable REIT subsidiary.
(7)	Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Weighted average diluted shares outstanding	106,810	105,892	106,570	105,743
Weighted average shares issuable to converted Class B shareholders	12,085	12,673	12,641	12,935
Adjusted weighted average diluted shares outstanding	118,895	118,565	119,211	118,678

After-tax core ROAE is presented on an annualized basis and is defined as after-tax core earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax core earnings. Set forth below is an unaudited computation of after-tax core ROAE ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

After-tax core earnings	$14,814	$50,977	$45,960	$98,173
Average shareholders’ equity and NCI in operating partnership	1,497,567	1,636,730	1,529,780	1,635,414
After-tax core ROAE	4.0%	12.5%	6.0%	12.0%

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  core earnings, core EPS and after-tax core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  core EPS and after-tax core ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts

Investors
Ladder Capital Corp Investor Relations (917) 369-3207 investor.relations@laddercapital.com